Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-200072) on Form S-1 of Unique Fabricating, Inc. of our report dated August 13, 2014, relating to the consolidated financial statements of Chardan Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan June 5, 2015